Exhibit 4.1

EXECUTION COPY







MBNA CREDIT CARD MASTER NOTE TRUST
as Issuer


CLASS C(2003-7) TERMS DOCUMENT
dated as of November 5, 2003
to
MBNASERIES INDENTURE SUPPLEMENT
dated as of May 24, 2001
to
INDENTURE
dated as of May 24, 2001

THE BANK OF NEW YORK
as Indenture Trustee




THIS CLASS C(2003-7) TERMS DOCUMENT (this "Terms Document"), by and between MBNA CREDIT CARD MASTER NOTE TRUST, a statutory trust created under the laws of the State of Delaware (the "Issuer"), having its principal office at
 Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890, and THE BANK OF NEW
YORK, a New York banking corporation ( the "Indenture Trustee"), is made and entered into as of November 5, 2003.

Pursuant to this Terms Document, the Issuer and the Indenture Trustee shall create a new tranche of Class C Notes and shall specify the principal terms thereof.

ARTICLE I

Definitions and Other Provisions of General Application
Section 1.01. Definitions. For all purposes of this Terms Document, except as otherwise expressly provided or unless the context otherwise requires:
(1) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;
(2) all other terms used herein which are defined in the Indenture
Supplement or the Indenture, either directly or by reference therein, have the meanings assigned to them therein;
(3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles and, except as otherwise herein expressly provided, the term "generally accepted accounting principles" with respect to any computation required or permitted hereunder means such accounting principles as are generally accepted in the United States of America at the date of such computation;
(4) all references in this Terms Document to designated "Articles," "Sections" and other subdivisions are to the designated
Articles
, Sections and other subdivisions of this Terms Document as originally executed;(5) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Terms
Document as a whole and not to any particular Article, Section or other subdivision; (6) in the event that any term or provision contained herein shall conflict with or be inconsistent with any term or provision contained in the Indenture Supplement or the Indenture, the terms and provisions of this Terms Document shall be controlling;(7) each capitalized term defined herein shall relate only to the Class C(2003-7) Notes and no other tranche of Notes issued by the Issuer; and (8) "including" and words of similar import will be deemed to be followed by "without limitation." "Accumulation Reserve Funding Period" shall mean, ( a) if the Accumulation Period Length is determined to be one (1) month, there shall be no Accumulation Reserve Funding Period and
(b) otherwise, the period (x) commencing on the earliest to occur of (i) the Monthly Period beginning three (3) calendar months prior to the first Transfer Date for which a budgeted deposit is targeted to be made into the Principal Funding sub-Account of the Class C(2003-7)
Notes pursuant to Section 3.10(b) of the Indenture Supplement,
 (ii) the Monthly Period following the first Transfer Date following and including the September 2011 Transfer
Date for which the Quarterly Excess Available Funds Percentage is less than 2%, but in such event the Accumulation Reserve Funding
Period shall not be required to commence earlier than 24 months prior to the Expected Principal Payment Date, (iii) the Monthly
Period following the first Transfer Date following and including the March 2012 Transfer Date for which the
Quarterly Excess Available Funds Percentage is less than 3%, but in such event the Accumulation Reserve Funding Period shall not be required to commence earlier than 18 months prior to the Expected Principal Payment Date, and (iv) the Monthly
Period following the first
Transfer Date following and including the May 2012 Transfer Date for which the Quarterly
Excess Available Funds Percentage is less than 4%, but in such event the Accumulation Reserve
Funding Period shall not be required to commence earlier than 16 months prior to the Expected
Principal Payment Date and (y) ending on the close of business on the last day of the Monthly
Period preceding the earlier to occur of (i) the Expected Principal
Payment Date for the Class
C(2003-7) Notes and (ii) the date on which the Class C(2003-7)
Notes are paid in full.

"Base Rate" means, with respect to any Monthly Period, the sum of (i) the Weighted Average Interest Rates for the Outstanding MBNAseries Notes,
(ii) the Net Servicing
Fee Rate (as such term is defined in the Series 2001-D Supplement) and ( iii) so long as MBNA or The Bank of New York is the Servicer, the Servicer Interchange Rate, in each case, for such
Monthly Period.

"Calculation Agent" is defined in Section 2.03(a).

"Class C Reserve Account Percentage" means, (i) zero, if the Quarterly Excess Available Funds Percentage on such Transfer Date is greater than or equal to 4.50%, (ii) 1.25%, if the Quarterly Excess Available Funds Percentage on such Transfer Date is less than 4.50% and greater than or equal to 4.00%, (iii) 2.00%, if the Quarterly Excess
Available Funds Percentage
on such Transfer Date is less than 4.00% and greater than or equal to 3.50%, ( iv) 2.75%, if the
Quarterly Excess Available Funds Percentage is less than 3.50% and greater than or equal to
3.00%, (v) 3.50%, if the Quarterly Excess Available Funds Percentage on
 such Transfer Date is
less than 3.00% and greater than or equal to 2.50%, (vi) 4.50%, if the Quarterly Excess Available
Funds Percentage is less than 2.50% and greater than or equal to 2.00%, and (vii) 6.00%, if the
Quarterly Excess Available Funds Percentage on such Transfer Date is less than 2.00%.

"Class C(2003-7) Note" means any Note, substantially in the form set forth in Exhibit A-3 to the Indenture Supplement, designated therein as a Class C(2003-7) Note and duly executed and authenticated in accordance with the Indenture.

"Class C(2003-7) Noteholder" means a Person in whose name a Class C(2003-7)
Note is registered in the Note Register.

"Class C(2003-7) Termination Date" means the earliest to occur of (a) the Principal Payment Date on which the Outstanding Dollar Principal
Amount of the Class
C(2003-7) Notes is paid in full, (b) the Legal Maturity Date and
(c) the date on which the
Indenture is discharged and satisfied pursuant to Article VI thereof.

"Controlled Accumulation Amount" means $8,333,333.34; provided, however, if the Accumulation Period Length is determined to be less than twelve
(12) months pursuant to
Section 3.10(b)(ii) of the Indenture Supplement, the Controlled
 Accumulation Amount shall be
the amount specified in the definition of "Controlled Accumulation
 Amount" in the Indenture
Supplement.

"Excess Available Funds Percentage" means, with respect to any Transfer Date, the amount, if any, by which the Portfolio Yield for the preceding
Monthly Period exceeds the
Base Rate for such Monthly Period.

"Expected Principal Payment Date" means October 15, 2013.

"Initial Dollar Principal Amount" means $100,000,000.

"Interest Payment Date" means the fifteenth day of each month commencing December 15, 2003, or if such fifteenth day is not a Business Day, the next succeeding Business
Day.

"Interest Period" means, with respect to any Interest Payment Date, the period from and including the previous Interest Payment Date (or in the case of the initial Interest
Payment Date, from and including the Issuance Date) through the day preceding such Interest
Payment Date.

"Issuance Date" means November 5, 2003.

"Legal Maturity Date" means March 15, 2016.

"LIBOR" means, for any Interest Period, the London interbank offered rate for
one-month United States dollar deposits determined by the Indenture Trustee on the LIBOR
Determination Date for each Interest Period in accordance with the provisions of Section 2.03.

"LIBOR Determination Date" means (i) November 3, 2003 for the period from and including the Issuance Date to but excluding November 17, 2003,
(ii) November 13, 2003
for the period from and including November 17, 2003 to but excluding December 15, 2003 and
(iii) for each Interest Period thereafter, the second London
Business Day prior to the Interest
Payment Date on which such Interest Period commences.

"London Business Day" means any Business Day on which dealings in deposits in United States Dollars are transacted in the London interbank market.

"MBNAseries Servicer Interchange" means, with respect to any Monthly Period, an amount equal to the product of (a) the Servicer Interchange (as such term is defined in the Series 2001-D Supplement) with respect to such Monthly Period and (b) a fraction the numerator of which is the Weighted Average Available Funds Allocation Amount for the MBNAseries for such Monthly Period and the denominator of which is the Weighted Average Available Funds
Allocation Amount for all series of Notes for such Monthly Period.

"Note Interest Rate" means a per annum rate equal to 1.35% in excess of LIBOR as determined by the Calculation Agent on the related LIBOR Determination Date with respect to each Interest Period.

"Paying Agent" means The Bank of New York.

"Portfolio Yield" means, with respect to any Monthly Period, the annualized percentage equivalent of a fraction, the numerator of which is (a) the amount of Available Funds allocated to the MBNAseries pursuant to Section 501 of the Indenture, plus (b) any Interest
Funding sub-Account Earnings on the related Transfer Date, plus (c) any amounts to be treated as MBNAseries Available Funds pursuant to Sections 3.20(d) and 3.27(a) of the Indenture
Supplement, plus (d) the MBNAseries Servicer Interchange for such Monthly Period, minus
(e) the excess, if any, of the sum of the PFA Prefunding Earnings Shortfall plus the PFA
Accumulation Earnings Shortfall over the sum of the aggregate amount to be treated as
MBNAseries Available Funds for such Monthly Period pursuant to Sections 3.04(a)(ii) and
3.25(a) of the Indenture Supplement plus any other amounts applied to cover earnings shortfalls on amounts in the Principal Funding sub-Account for any tranche of MBNAseries
 Notes for such
Monthly Period, minus (f) the MBNAseries Investor Default Amount for such Monthly Period, and the denominator of which is the Weighted Average Available
Funds Allocation Amount for
the MBNAseries for such Monthly Period.

"Predecessor Note" means, with respect to any particular Note, every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purpose of this definition, any Note authenticated and delivered under Section 306 of the
Indenture in lieu of a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

"Quarterly Excess Available Funds Percentage" means, with respect to the December 2003 Transfer Date and each Transfer Date thereafter, the percentage equivalent of a fraction the numerator of which is the sum of the Excess Available
Funds Percentages with
respect to the immediately preceding three Monthly Periods and the denominator of which is three.

"Record Date" means, for any Transfer Date, the last Business Day of the preceding Monthly Period.

"Reference Banks" means four major banks in the London interbank market selected by the Beneficiary.

"Required Accumulation Reserve sub-Account Amount" means, with respect to any Monthly Period during the Accumulation Reserve Funding Period, an amount equal to
(i) 0.5% of the Outstanding Dollar Principal Amount of the Class C(2003-7) Notes as of the
close of business on the last day of the preceding Monthly Period or (ii)
 any other amount
designated by the Issuer; provided, however, that if such designation is of a lesser amount, the
Note Rating Agencies shall have provided prior written confirmation that a Ratings Effect will not occur with respect to such change.

"Servicer Interchange Rate" means, for any Monthly Period, the percentage equivalent of a fraction, the numerator of which is the MBNAseries Servicer Interchange for such Monthly Period, and the denominator of which is the Weighted Average
 Available Funds
Allocation Amount for the MBNAseries for such Monthly Period.

"Stated Principal Amount" means $100,000,000.

"Telerate Page 3750" means the display page currently so designated on the Moneyline Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

"Weighted Average Interest Rates" means, with respect to any Outstanding Notes of a class or tranche of the MBNAseries, or of all of the Outstanding
Notes of the MBNAseries,

on any date, the weighted average (weighted based on the Outstanding Dollar Principal Amount of the related Notes on such date) of the following rates of interest:

(a)                     in the case of a tranche of Dollar Interest-bearing
Notes with no Derivative
Agreement for interest, the rate of interest applicable to that tranche on that date;
(b) in the case of a tranche of Discount Notes, the rate of accretion (converted to an accrual rate) of that tranche on that date;
(c) in the case of a tranche of Notes with a payment due under a Performing
Derivative Agreement for interest, the rate at which payments by the
 Issuer to the applicable
Derivative Counterparty accrue on that date (prior to the netting of such payments, if applicable);
and
(d)                     in the case of a tranche of Notes with a non-Performing
Derivative
Agreement for interest, the rate specified for that date in the related term s document.
Section 1.02. Governing Law; Submission to Jurisdiction; Agent for Service of Process. This Terms Document shall be governed by and construed in accordance with the laws
of the State of Delaware, without regard to principles of conflict of laws.
 The parties hereto
declare that it is their intention that this Terms Document shall be regarded as made under the laws of the State of Delaware and that the laws of said State shall be applied in interpreting its provisions in all cases where legal interpretation shall be required.
Each of the parties hereto
agrees (a) that this Terms Document involves at least $100,000.00, and (b) that this Terms
Document has been entered into by the parties hereto in express reliance upon 6 DEL. C. 2708.
Each of the parties hereto hereby irrevocably and unconditionally agrees (a) to be subject to the jurisdiction of the courts of the State of Delaware and of the federal courts sitting in the State of
Delaware, and (b)(1) to the extent such party is not otherwise subject to service of process in the
State of Delaware, to appoint and maintain an agent in the State of Delaware as such party's agent for acceptance of legal process, and (2) that, to the fullest extent permitted by applicable
law, service of process may also be made on such party by prepaid certified mail with a proof of
mailing receipt validated by the United States Postal Service constituting evidence of valid
service, and that service made pursuant to (b)(1) or (2) above shall, to the fullest extent permitted by applicable law, have the same legal force and effect as if served upon such party personally
within the State of Delaware.
Section 1.03. Counterparts. This Terms Document may be executed in any number of counterparts, each of which so executed will be deemed to be an original, but all such counterparts will together constitute but one and the same instrument.
Section 1.04. Ratification of Indenture and Indenture Supplement. As supplemented by this Terms Document, each of the Indenture and the
 Indenture Supplement is in
all respects ratified and confirmed and the Indenture as so supplemented by the Indenture
Supplement as so supplemented and this Terms Document shall be read, taken and construed as one and the same instrument.
[END OF ARTICLE I]

ARTICLE II

The Class C(2003-7) Notes
Section 2.01. Creation and Designation. There is hereby created a tranche of MBNAseries Class C Notes to be issued pursuant to the Indenture and the MBNAseries
Indenture Supplement to be known as the "MBNAseries Class C(2003-7) Notes."
Section 2.02. Interest Payment.
(a) For each Interest Payment Date, the amount of interest due with respect to the Class C(2003-7) Notes shall be an amount equal to the product of (i)(A) a fraction, the numerator of which is the actual number of days in the related
 Interest Period and the
denominator of which is 360, times (B) the Note Interest Rate in effect with respect to the related
Interest Period, times (ii) the Outstanding Dollar Principal Amount of the Class C(2003-7) Notes determined as of the Record Date preceding the related Transfer Date.
  Interest on the Class
C(2003-7) Notes will be calculated on the basis of the actual number of days in the related
Interest Period and a 360-day year.
(b)                     Pursuant to Section 3.03 of the Indenture
Supplement, on each Transfer
Date, the Indenture Trustee shall deposit into the Class C(2003-7)
Interest Funding sub-Account
the portion of MBNAseries Available Funds allocable to the Class
 C(2003-7) Notes.
Section 2.03. Calculation Agent; Determination of LIBOR.
(a) The Issuer hereby agrees that for so long as any Class C(2003-7) Notes are Outstanding, there shall at all times be an agent appointed to calculate LIBOR for each Interest
Period (the "Calculation Agent"). The Issuer hereby initially appoints the Indenture Trustee as the Calculation Agent for purposes of determining LIBOR for each Interest Period.  The
Calculation Agent may be removed by the Issuer at any time.
 If the Calculation Agent is unable
or unwilling to act as such or is removed by the Issuer, or if the Calculation Agent fails to determine LIBOR for an Interest Period, the Issuer shall promptly appoint a replacement
Calculation Agent that does not control or is not controlled by or under common control with the
Issuer or its Affiliates. The Calculation Agent may not resign its duties, and the Issuer may not remove the Calculation Agent, without a successor having been duly appointed.
(b) On each LIBOR Determination Date, the Calculation Agent shall determine LIBOR on the basis of the rate for deposits in United States dollars for a one-month
period which appears on Telerate Page 3750 as of 11:00 a.m., London time, on such date.  If
such rate does not appear on Telerate Page 3750, the rate for that LIBOR
 Determination Date
shall be determined on the basis of the rates at which deposits in United
 States dollars are offered
by the Reference Banks at approximately 11:00 a.m., London time, on that day to prime banks in the London interbank market for a one-month period. The Calculation Agent shall request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that LIBOR Determination Date shall be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that LIBOR Determination Date will be the arithmetic mean of the rates quoted by four
major banks in New York City, selected by the Beneficiary, at approximately 11:00 a.m., New
York City time, on that day for loans in United States dollars to leading European banks for a one-month period.
(c) The Note Interest Rate applicable to the then current and the immediately preceding Interest Periods may be obtained by telephoning the Indenture
Trustee at its corporate
trust office at (212) 815-3247 or such other telephone number as shall be designated by the
Indenture Trustee for such purpose by prior written notice by the Indenture
 Trustee to each
Noteholder from time to time.
(d)                     On each LIBOR Determination Date, the Calculation
Agent shall send to
the Indenture Trustee and the Beneficiary, by facsimile transmission, notification of LIBOR for the following Interest Period.
Section 2.04. Payments of Interest and Principal.
(a) Any installment of interest or principal, if any, payable on any Class
C(2003-7) Note which is punctually paid or duly provided for by the Issuer and the Indenture
Trustee on the applicable Interest Payment Date or Principal Payment
 Date shall be paid by the
Paying Agent to the Person in whose name such Class C(2003-7) Note
(or one or more
Predecessor Notes) is registered on the Record Date, by wire transfer of immediately available funds to such Person's account as has been designated by written instructions received by the
Paying Agent from such Person not later than the close of business on the third Business Day preceding the date of payment or, if no such account has been so designated, by check mailed first-class, postage prepaid to such Person's address as it appears on the
 Note Register on such
Record Date, except that with respect to Notes registered on the Record Date in the name of the nominee of Cede & Co., payment shall be made by wire transfer in immediately available funds
to the account designated by such nominee.
(b) The right of the Class C(2003-7) Noteholders to receive payments from the Issuer will terminate on the first Business Day following the Class
 C(2003-7) Termination
Date.
Section 2.05. Targeted Deposit to the Class C Reserve Account. The deposit targeted to be made to the Class C Reserve sub-Account for the Class C(2003-7)
 Notes for any
Transfer Date will be an amount equal to (i) to the product of (A) Class C
 Reserve Account
Percentage for the related Monthly Period times (B) the sum of the Initial Outstanding Dollar
Principal Amounts of each tranche of Outstanding MBNAseries Notes as of the last day of the preceding Monthly Period times (C) a fraction, the numerator of which is the Nominal
Liquidation Amount of the Class C(2003-7) Notes as of the close of business on the last day of the preceding Monthly Period and the denominator of which is the Nominal Liquidation Amount of all Class C Notes in the MBNAseries as of the close of business on the last day of the preceding Monthly Period, minus (ii) any amount previously on deposit in the
 Class C(2003-7)
Reserve sub-Account prior to such targeted deposit; provided however, that if an Early
Redemption Event or Event of Default occurs with respect to the Class C(2003-7)
 Notes, the
deposit targeted will be the Adjusted Outstanding Dollar Principal Amount of the Class C(2003-
7) notes minus the amount then on deposit in such sub-Account.
Section 2.06. Form of Delivery of Class C(2003-7) Notes; Depository; Denominations.
(a) The Class C(2003-7) Notes shall be delivered in the form of a global
Registered Note as provided in Sections 202 and 301(i) of the Indenture, respectively.
(b) The Depository for the Class C(2003-7) Notes shall be The Depository
Trust Company, and the Class C(2003-7) Notes shall initially be registered in the name of Cede
& Co., its nominee.
(c) The Class C(2003-7) Notes will be issued in minimum denominations of
$1,000 and integral multiples of that amount.
Section 2.07. Delivery and Payment for the Class C(2003-7) Notes.
The Issuer
shall execute and deliver the Class C(2003-7) Notes to the Indenture
Trustee for authentication,
and the Indenture Trustee shall deliver the Class C(2003-7) Notes when authenticated, each in
accordance with Section 303 of the Indenture.
Section 2.08. Targeted Deposits to the Accumulation Reserve Account.
  The
deposit targeted to be made to the Accumulation Reserve Account for any Monthly Period during the Accumulation Reserve Funding Period will be an amount equal to the Required
Accumulation Reserve sub-Account Amount.
Section 2.09. Tax Treatment. Notwithstanding any other express or implied agreement to the contrary, each of the Issuer and the Class C(2003-7)
 Noteholders are hereby
deemed to agree that they and any recipient of the Prospectus Supplement dated October 15,
2003 and the Prospectus dated September 10, 2003, each relating to the
 Class C(2003-7) Notes
(or their employees, representatives, or other agents), may disclose to any and all persons, without limitation of any kind, the Tax Treatment and Tax Structure of any transaction relating to the Issuer or the Class C(2003-7) Notes and all materials of any kind (including opinions or other tax analyses) that are provided to any of them relating to such Tax Treatment and Tax
Structure.  For purposes of this Section 2.09,
"Tax Treatment" refers to the purported or claimed treatment of the Issuer and the Class
C(2003-7) Notes under the Internal Revenue Code or applicable state or local tax law, and "Tax Structure" refers to any fact that may be relevant to understanding such
 Tax Treatment. It is hereby confirmed that each of the foregoing have been deemed to so agree since the commencement of discussions regarding the Class C(2003-7)
Notes.

[END OF ARTICLE II]


ARTICLE III

Representations and Warranties
Section 3.01. Issuer's Representations and Warranties. The Issuer makes the following representations and warranties as to the Collateral Certificate on which the Indenture
Trustee is deemed to have relied in
acquiring the Collateral Certificate. Such representations and warranties speak as of the execution and delivery of this Terms Document, but shall survive until the termination of this Terms Document.
Such representations and warranties shall not be waived by any of the parties to this Terms Document unless the Issuer has obtained written confirmation from each
Note Rating Agency that there will be no Ratings Effect with respect to such waiver.
(a)                     The Indenture creates
a valid and continuing security interest (as defined in the Delaware UCC) in the
 Collateral Certificate in favor of the Indenture Trustee, which security interest is prior to all other liens, and is enforceable as such as against creditors of and purchasers from the Issuer.
(b)                     The Collateral Certificate
 constitutes either an "account," a "general intangible," an "instrument," or a "certificated security," each within the meaning of the Delaware UCC.
(c)                     At the time of the transfer and
assignment of the Collateral Certificate to the Indenture Trustee pursuant to the Indenture, the Issuer owned and had good and marketable title to the Collateral Certificate free and clear of any lien, claim or encumbrance of any Person.
(d)                     The Issuer has caused, within ten
days of the execution of the Indenture,
the filing of all appropriate
financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Collateral
Certificate granted to the Indenture Trustee pursuant to the Indenture.
(e)                     Other than the security interest
granted to the Indenture Trustee pursuant to the Indenture, the Issuer has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed the
Collateral Certificate. The Issuer has not authorized the filing of and is not aware of any financing statements against the Issuer that include a description of collateral covering the Collateral
 Certificate other than any financing statement relating to the security interest granted to the Indenture Trustee pursuant to the Indenture or any financing statement that has been terminated.
The Issuer is not aware of any judgment or tax lien filings against the Issuer.
(f)                     All original executed copies
of the Collateral Certificate have been
delivered to the Indenture Trustee.

(g) At the time of the transfer and assignment of the Collateral Certificate to the Indenture Trustee pursuant to the Indenture,

the Collateral Certificate had no marks or notations indicating that it has been pledged, assigned or otherwise conveyed to any Person other than the Indenture Trustee.

[END OF ARTICLE III]

IN WITNESS WHEREOF, the parties hereto have caused this Terms Document to be duly executed, all as of the day and year first above written.


MBNA CREDIT CARD MASTER NOTE TRUST,
by MBNA AMERICA BANK,
NATIONAL ASSOCIATION,
as Beneficiary and not in its individual capacity



By:                     /s/Kevin F. Sweeney
                        Kevin F. Sweeney
                        First Vice President



THE BANK OF NEW YORK, as Indenture Trustee and not in its individual capacity



By:                     /s/Daniel Rothman
                        Name: Daniel Rothman
                        Title: Assistant Vice President




















[Signature Page to the Class C(2003-7) Terms Document]


ARTICLE I
Definitions and Other Provisions of General Application

Section 1.01.           Definitions             1
Section 1.02.
         Governing Law; Submission to Jurisdiction; Agent for Service
of Process              5
Section 1.03.           Counterparts            6
Section 1.04.
 Ratification of Indenture and Indenture Supplement                      6
ARTICLE II
The Class C(2003-7) Notes

Section 2.01.           Creation and Designation                        7
Section 2.02.           Interest Payment        7
Section 2.03.           Calculation Agent; Determination of LIBOR       7
Section 2.04.           Payments of Interest and Principal              8
Section 2.05.           Targeted Deposit to the Class C Reserve Account 8
Section 2.06.           Form of Delivery of Class C(2003-7) Notes; Depository;
Denominations           9
Section 2.07.           Delivery and Payment for the Class
C(2003-7) Notes                      9
Section 2.08.           Targeted Deposits to
the Accumulation Reserve Account                   9
Section 2.09.           Tax Treatment           9
ARTICLE III
REPRESENTATIONS AND WARRANTIES

Section 3.01.           Issuer's Representations and Warranties         10





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